                                                                    EXHIBIT 99.1

(UICI LOGO)

                                   ----------

                                    Contact:   Mark Hauptman
                                               Vice President and CFO
                                               UICI
                                               9151 Grapevine Highway
                                               North Richland Hills, Texas 76180
                                               Phone: (817) 255-5200

NEWS RELEASE

----------

(For Immediate Release)

UICI ANNOUNCES FINAL SECOND QUARTER AND FIRST SIX MONTHS OF 2003 RESULTS OF OPERATIONS

COMPANY ANTICIPATES SIGNIFICANT THIRD QUARTER 2003 CHARGE ASSOCIATED WITH IMPAIRMENT OF GOODWILL AT ACADEMIC MANAGEMENT SERVICES CORP.

    NORTH RICHLAND HILLS, TX, August 20, 2003----UICI (the "Company" NYSE: UCI) today reported second quarter 2003 revenues and income from continuing operations in the amount of $451.4 million and $13.2 million ($0.28 per diluted share), respectively, compared to revenues and income from continuing operations of $352.2 million and $6.9 million ($0.14 per diluted share), respectively, in the second quarter of 2002. For the six months ended June 30, 2003, the Company generated revenues and income from continuing operations of $884.7 million and $34.4 million ($0.72 per diluted share), respectively, compared to revenues and income from continuing operations of $664.1 million and $19.9 million ($0.41 per diluted share), respectively, in the six months ended June 30, 2002. Overall, for the three and six months ended June 30, 2003, the Company reported net income in the amount of $6.8 million ($0.14 per diluted share) and $27.9 million ($0.58 per diluted share), respectively, compared to net income of $5.7 million ($0.12 per diluted share) and $12.7 million ($0.26 per diluted share) in the corresponding 2002 periods.

         UICI also reported that, prompted by previously disclosed events at the Company's Academic Management Services Corp. ("AMS") subsidiary, the Company has reviewed and continues to review for impairment the goodwill initially recorded in connection with the acquisition of AMS. As a result of its impairment testing to date, the Company has determined that goodwill recorded in connection with the acquisition of AMS has been impaired in an amount in a range of approximately $50.0 million ($44.9 million net of tax) to $73.0 million ($64.0 million net of tax). Any charge associated with the impairment of goodwill at AMS will be reflected in the Company's results of operations in the three and nine months ending September 30, 2003. Accordingly, based on its goodwill impairment analyses completed to date, the Company anticipates that it may record a loss from continuing operations and a net loss for the quarter ending September 30, 2003.

         The Audit Committee of UICI's Board of Directors, with the assistance of independent counsel, conducted an investigation into the matters and events leading to the Company's previous announcement of the collateral shortfalls at AMS' student loan financing facilities. Based on that investigation, the Company believes that UICI's previously published consolidated financial statements have been fairly presented.

COMPARATIVE RESULTS OF OPERATIONS AND BALANCE SHEET INFORMATION

         Set forth in the tables below are comparative results of operations for three and six-month periods ended June 30, 2003 and 2002, and selected balance sheet data as of June 30, 2003 and December 31, 2002.

                                              THREE MONTHS ENDED           SIX MONTHS
INCOME STATEMENT DATA:                             JUNE 30,               ENDED JUNE 30,
                                            ----------------------    ----------------------
                                              2003         2002          2003        2002
                                            ---------    ---------    ---------    ---------
                                                (In thousands, except per share amounts)
REVENUES ................................   $ 451,352    $ 352,193    $ 884,732    $ 664,090
Operating income from continuing
    operations before income taxes ......   $  20,351    $  11,686    $  52,882    $  30,873

Income from continuing operations .......   $  13,242    $   6,915    $  34,388    $  19,873
Loss from discontinued operations .......      (6,457)      (1,229)      (6,500)      (2,064)
                                            ---------    ---------    ---------    ---------
Income before cumulative effect
    of accounting change ................   $   6,785    $   5,686    $  27,888    $  17,809
Cumulative effect of accounting change ..          --           --           --       (5,144)
                                            ---------    ---------    ---------    ---------
Net income ..............................   $   6,785    $   5,686    $  27,888    $  12,665
                                            =========    =========    =========    =========

Per Diluted Share:
  Income from continuing operations .....   $    0.28    $    0.14    $    0.72    $    0.41
  Loss from discontinued operations .....       (0.14)       (0.02)       (0.14)       (0.04)
                                            ---------    ---------    ---------    ---------

  Income before cumulative effect
    of accounting change ................   $    0.14    $    0.12    $    0.58    $    0.37
  Cumulative effect of accounting change           --           --           --        (0.11)
                                            ---------    ---------    ---------    ---------
  Net income ............................   $    0.14    $    0.12    $    0.58    $    0.26
                                            =========    =========    =========    =========
Average shares outstanding
    (in thousands).......................      47,840       48,682       47,827       48,552

BALANCE SHEET DATA:       JUNE 30, 2003         DECEMBER 31, 2002
                       --------------------   --------------------
                         (In thousands, except per share amounts)
Stockholders' equity   $            642,806   $            585,050
Book value per share   $              13.84   $              12.68

PRO FORMA RESULTS OF OPERATIONS

         The following table sets forth on a per diluted share basis income from continuing operations determined in accordance with generally accepted accounting principles (GAAP), and on a pro forma basis to exclude the effects of losses at Healthaxis, Inc., and the effects of variable stock based compensation. The Company's calculation of income from continuing operations on a pro forma basis does not replace operating income or net income computed in accordance with GAAP as a measure of profitability. However, the Company believes that this measure provides meaningful information about the performance of its basic operations.

                                                                                THREE MONTHS            SIX MONTHS
                                                                                ENDED JUNE 30,        ENDED JUNE 30,
                                                                              -------------------   -------------------
                                                                                2003       2002       2003       2002
                                                                              --------   --------   --------   --------
GAAP income from continuing operations ....................................   $   0.28   $   0.14   $   0.72   $   0.41

Reconciliation of GAAP results to pro forma results:
    Pro forma adjustments:
    Exclude Company share of Healthaxis, Inc. losses ......................       0.00       0.11       0.01       0.11
    Exclude effects of variable stock-based compensation ..................       0.02       0.10       0.00       0.18
                                                                              --------   --------   --------   --------

PRO FORMA INCOME FROM CONTINUING OPERATIONS ...............................   $   0.30   $   0.35   $   0.73   $   0.70
                                                                              ========   ========   ========   ========

BUSINESS SEGMENT RESULTS

         The table below sets forth, by business segment, income (loss) before taxes (which is hereinafter referred to as "operating income (loss)") for the three and six months ended June 30, 2003 and 2002.

                                                              THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                   JUNE 30,                  JUNE 30,
                                                               --------------------    --------------------
                                                                 2003        2002        2003        2002
                                                               --------    --------    --------    --------
                                                                              (In thousands)
Income (loss) from continuing operations before federal
income taxes: (1)
   Insurance:
     Self Employed Agency Division .........................   $ 24,508    $ 19,671    $ 48,302    $ 35,419
     Group Insurance Division ..............................      3,023       3,311       8,106       5,058
     Life Insurance Division ...............................     (4,727)      2,817      (2,900)      5,432
                                                               --------    --------    --------    --------
         Total Insurance ...................................     22,804      25,799      53,508      45,909
                                                               --------    --------    --------    --------

 Financial Services:
     Academic Management Services, Inc. ....................        671       4,337       2,187       8,435
     Equity interest in Healthaxis, Inc. operating loss ....       (301)     (7,925)       (945)     (8,099)
                                                               --------    --------    --------    --------
               Total Financial Services ....................        370      (3,588)      1,242         336
                                                               --------    --------    --------    --------

   Other Key Factors: (2)
     Investment income on equity, realized gains and losses,
       general corporate expenses and other (including
       interest expense on non-student loan indebtedness) ..     (1,138)     (3,754)     (2,320)     (4,090)
     Variable stock-based compensation benefit (expense) ...     (1,685)     (6,771)        452     (11,282)
                                                               --------    --------    --------    --------
         Total Other Key Factors ...........................     (2,823)    (10,525)     (1,868)    (15,372)
                                                               --------    --------    --------    --------
       Income from continuing operations before federal
         income taxes ......................................   $ 20,351    $ 11,686    $ 52,882    $ 30,873
                                                               ========    ========    ========    ========

(1) Effective January 1, 2003, the Company began to allocate to the Company's operating business segments certain general expenses relating to corporate operations (consisting primarily of technology related expenses and expenses associated with the operations of the Company's insurance company subsidiaries), which expenses had been formerly reflected in the Other Key Factors segment. All business segment results for all periods presented have been restated to reflect such allocation. The Company believes that this allocation of certain general expenses relating to corporate operations results in a more accurate portrayal of the financial results of its insurance operations.

(2) The Other Key Factors segment includes investment income not allocated to the other business segments, realized gains or losses on sale of investments, certain other general expenses related to corporate operations, minority interest, interest expense on corporate debt, variable stock-based compensation benefit (expense) and the operating results at the Company's former Barron Risk Management Services, Inc. unit until its sale in September 2002.

    UICI's results of operations for the three and six months ended June 30, 2003 were particularly impacted by the following factors:

Self Employed Agency Division

    The Company's Self Employed Agency ("SEA") Division enjoyed significant continued period-over-period growth in both revenue and operating income. Operating income increased to $24.5 million and $48.3 million in the three and six-month periods ended June 30, 2003, respectively, from $19.7 million and $35.4 million in the corresponding 2002 periods. Earned premium revenue increased from $222.4 million in the second quarter of 2002 to $297.8 million in the second quarter of 2003 and from $418.5 million in the first six months of 2002 to $579.2 million in the first six months of 2003. For the six months ended June 30, 2003, submitted annualized premium volume increased to $462.8 million from $457.8 million in the corresponding 2002 period. Submitted annualized premium volume decreased to $215.5 million in the second quarter of 2003 from $230.6 million in the corresponding period of the prior year. Submitted annualized premium volume in any period is the aggregate annualized premium amount associated with health insurance applications submitted by the Company's agents for underwriting by the Company.

    Operating income as a percentage of earned premium revenue in the three and six months ended June 30, 2003 was 8.2% and 8.3%, respectively, compared to 8.8% and 8.5% in each of the corresponding periods of the prior year. This decrease in operating margin was attributable primarily to the higher commission expense associated with the increase in first year earned premium revenue. The SEA Division's results for the first six months of 2003 included pre-tax income in the amount of $4.8 million associated with the release of reserves resulting from an adjustment to the Company's reserve methodology and certain changes in accounting estimates.

Group Insurance Division

    The Company's Group Insurance Division (consisting of the Company's Student Insurance and STAR HRG business units) reported operating income of $3.0 million and $8.1 million in the three and six months ended June 30, 2003, respectively, compared to operating income of $3.3 million and $5.1 million in the corresponding 2002 periods. The increase in operating income for the six month 2003 period was primarily attributable to the incremental operating income associated with the Company's STAR HRG unit (which was acquired by the Company on February 28, 2002) and an increase in earned premium revenue and a moderate decrease in administrative expenses as a percentage of earned premium at the Company's Student Insurance Division. These favorable factors were offset somewhat by a slight increase in the loss ratio at the Group Insurance Division.

Life Insurance Division

    For the three and six months ended June 30, 2003, the Company's Life Insurance Division reported operating losses of $(4.7) million and $(2.9) million, respectively, compared to operating income of $2.8 million and $5.4 million in the corresponding 2002 periods. The decrease in the three months ended June 30, 2003 was primarily attributable to a previously announced charge associated with the final resolution of litigation arising out of the close down in 2001 of the Company's former workers compensation business and costs associated with the closedown of the Company's College Fund Life Division operations.

Academic Management Services Corp.

    For the three and six months ended June 30, 2003, UICI's AMS unit reported operating income of $671,000 and $2.2 million, respectively, compared to operating income of $4.3 million and $8.4 million, respectively, in the corresponding periods of the prior year. The decrease in operating income for the three and six months ended June 30, 2003 resulted primarily from decreased student loan spread income (i.e., the difference between interest earned on outstanding student loans and interest expense associated with indebtedness incurred to fund such loans), lower realized gains on sale of loans and reduced yields on the trust balances associated with AMS' tuition installment plan business, in each case as compared to results in the corresponding 2002 period.

          During the first six months of 2002, AMS benefited significantly from a favorable prescribed minimum rate earned on its student loan portfolio. On July 1, 2002, the floor rates on loans made under the federal FFELP student loan program for the period July 1, 2002 through June 30, 2003 reset 193 basis points lower than the floor rates in effect for the period July 1, 2001 through June 30, 2002. Reflecting this downward adjustment on July 1, 2002 to the floor rate on loans made under the federal FFELP student loan program, AMS' student loan spread income declined significantly from $9.2 million and $17.1 million in the three and six months ended June 30, 2002, respectively, to $5.6 million and $11.2 million in the three and six months ended June 30, 2003, respectively.

          On July 1, 2003, the floor rates on loans made under the federal FFELP student loan program for the period July 1, 2003 through June 30, 2004 reset 64 basis points lower than the floor rates in effect for the period July 1, 2002 through June 30, 2003. In addition, on July 21, 2003, UICI reported the discovery of a shortfall in the type and amount of collateral supporting two of the securitized student loan financing facilities entered into by three special purpose subsidiaries of AMS. The events at AMS occurring in July 2003 had the immediate effect of increasing AMS' cost of borrowings used to fund AMS' student loan originations, which increase has negatively impacted and will continue to further negatively impact the amount of student loan interest spread income that AMS may earn in future periods. Based on current prevailing market interest rates and the negative events that occurred at AMS in July 2003, the Company expects that spread income for the six months ending December 31, 2003 will be significantly less than spread income earned in the first six months of 2003 and total spread income in 2003 will be significantly less than the level of spread income earned in 2002.

          AMS experienced a 34% decrease in income on trust funds held in connection with tuition payment programs ($1.1 million in the first six months of 2003 compared to $1.7 million in the first six months of 2002) as a result of lower prevailing market interest rates (despite a 31% increase in the average trust fund balance.)

          AMS generated gains on sales of student loans in the amount of $500,000 and $1.7 million in the three and six months ended June 30, 2003, respectively, compared to gains of $818,000 and $1.9 million in the comparable 2002 periods. In the three and six months ended June 30, 2003, AMS sold $33.3 million and $101.4 million principal amount of student loans, respectively, compared to sales of $56.8 million and $114.9 million principal amount of student loans in the comparable 2002 period.

Other Key Factors

    In the three and six months ended June 30, 2003, the Company's Other Key Factors segment reported operating losses of $(2.8) million and $(1.9) million, respectively, compared to operating losses of $(10.5) million and $(15.4) million in the corresponding periods of 2002. The decrease in losses in the Other Key Factors category in the first six months of 2003 as compared to 2002 was primarily attributable to significant decreases in variable stock-based compensation expense in 2003 (as discussed more fully below) and $(5.1) million of realized losses taken in the second quarter of 2002. The continued lower prevailing interest rate environment in 2003 negatively affected investment income attributable to equity determined after allocation to operating segment portfolios. Investment income after allocation to the operating segments decreased by $1.4 million in the first quarter of 2003 and by $2.2 million in the first six months of 2003, in each case as compared to such income in the corresponding 2002 periods.

    In connection with the Company's stock accumulation plans established for the benefit of the independent insurance agents and independent sales representatives associated with UGA -- Association Field Services, New United Agency and Cornerstone America, the Company has recognized and will continue to recognize non-cash variable stock-based compensation benefit (expense) in amounts that depend and fluctuate based upon the market performance of the Company's common stock. In the three and six months ended June 30, 2003, the Company recognized non-cash variable stock-based benefit (expense) in the amount of $(1.7) million and $452,000, respectively, associated with its agent stock accumulation plans. During the three and six months ended June 30, 2002, the Company recognized non-cash variable stock-based expense in the amount of $(6.8) million and $(11.3) million, respectively, of which $(3.9) million and $(5.7) million, respectively, was attributable to the Company's stock accumulation plans established for the benefit of its independent agents, $(2.2) million and $(4.1) million, respectively, was attributable to the allocation of the $5.25 UICI shares under the UICI Employee Stock Ownership and Savings Plan and $(700,000) and $(1.5) million, respectively, was attributable to other stock-based compensation plans. As of December 31, 2002, all $5.25 UICI shares had been allocated to participants' accounts under UICI's Employee Stock Ownership and Savings Plan. Accordingly, in all periods commencing after December 31, 2002 the Company will not recognize additional variable stock-based compensation associated with the ESOP feature of the UICI Employee Stock Ownership and Savings Plan.

DISCONTINUED OPERATIONS

         The Company's results in the three and six months ended June 30, 2003 included losses from discontinued operations (consisting of the Company's former sub-prime credit card unit, the Special Risk Division and the results of its Senior Market Division) in the amount of $(6.4) million and $(6.5) million, net of tax, respectively. For the three and six months ended June 30, 2002, the Company's results from discontinued operations reflected income in the amount of $(1.2) million and $(2.1) million (net of tax), respectively.

         Results from discontinued operations in all periods presented include the results of the Company's former Senior Market Division (other than premium and expenses associated with the in-force insurance policies previously written by the Senior Market Division). On May 30, 2003, UICI announced that its Board of Directors, at a meeting held on May 29, 2003, adopted a plan to close by sale or wind down the Senior Market Division, which the Company established in 2001 to develop long-term care and Medicare supplement insurance products for the senior market. Included in results from discontinued operations in the three and six months ended June 30, 2003 was a loss (net of tax) in the amount of $(7.4) million and $(8.5) million, respectively, of which $(5.5) million (net of tax) consisted of a loss recognized upon transfer, effective June 30, 2003, of the Company's interest in Seniors First LLC, an agency through which the Company formerly marketed and distributed insurance products to the senior market. The balance of such loss consisted of a write off of impaired assets, operating losses incurred at the Senior Market Division through the close-down date and costs associated with the wind down and closing of the operations. The Company currently anticipates incurring additional exit costs in the amount of approximately $800,000, substantially all of which costs will be expensed as incurred in future periods in accordance with Financial Accounting Standards Board Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

ANTICIPATED THIRD QUARTER 2003 GOODWILL IMPAIRMENT

         The events at AMS occurring in July 2003 had the immediate effect of increasing AMS' cost of borrowings used to fund AMS' student loan originations, which increase has negatively impacted and will continue to negatively impact the amount of student loan interest spread income that AMS may earn in future periods. Accordingly, the Company has determined that, for the indefinite future, AMS will originate and sell student loans rather than originate and hold student loans in AMS' portfolio. As a result of the change in AMS' business plan prompted by the events occurring in July 2003, the Company has reviewed and continues to review for impairment the goodwill initially recorded in connection with the acquisition of AMS. In particular, the Company, with the assistance of an independent valuation advisor, has assessed the fair value of AMS, based on certain assumptions made by the Company with respect to AMS' future loan origination volumes and other factors. The Company has undertaken a discounted cash flow analysis of AMS' three reporting units and analyzed available information with respect to comparable companies. As a result of its impairment testing to date, the Company has determined that goodwill recorded in connection with the acquisition of AMS has been impaired in an amount in a range of approximately $50.0 million ($44.9 million net of tax) to $73.0 million ($64.0 million net of tax). The Company will continue to review for impairment the goodwill associated with AMS, which impairment will be reflected in the Company's results of operations in the three and nine months ended September 30, 2003.

         Any charge associated with the impairment of goodwill at AMS will be reflected in the Company's results of operations in the three and nine months ending September 30, 2003. Accordingly, based on its goodwill impairment analyses completed to date, the Company anticipates that it may record a loss from continuing operations and a net loss for the quarter ending September 30, 2003. Because a significant portion of any goodwill impairment charge associated with AMS will be non-deductible for federal income tax purposes, the Company anticipates that the annualized effective tax rate applicable to the Company during 2003 will be in a range of 52% to 70%, which will be significantly in excess of the effective tax rate applicable to the Company in 2002 and the statutory rate of 35%.

CORPORATE PROFILE:

         UICI (headquartered in North Richland Hills, Texas) through its subsidiaries offers insurance (primarily health and life) and selected financial services to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company's dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets. The Company's Academic Management Services Corp. unit (headquartered in Swansea, Massachusetts) seeks to provide financing solutions for college and graduate school students, their parents and the educational institutions they attend by marketing, originating, funding and servicing primarily federally guaranteed student loans and by providing student tuition installment payment plans. In 2002, UICI was added to the Standard & Poor's Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         Certain statements set forth herein or incorporated by reference herein from the Company's filings that are not historical facts are forward-looking statements within the meaning of the Private Securities

Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the ability to resolve all of the collateral and reporting issues associated with AMS' securitized student loan financings, including compliance with waivers obtained from third parties with respect to such student loan financings; AMS' ability to prevent similar future occurrences; AMS' ability to meet future student loan funding obligations; the Company's ability to maintain adequate liquidity to satisfy its obligations; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

         The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

         The Company's insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI's insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company's insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

         The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that endorse the products and act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed ("NASE") and the Alliance for Affordable Services ("AAS"). The associations provide their membership with a number of endorsed benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association's master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as field service representatives on behalf of the associations, in which capacity the agents act as enrollers of new members for the associations and provide field support services, for which the agents receive compensation. Specialized

Association Services, Inc. (a company controlled by the adult children of the Chairman of the Company) provides administrative and benefit procurement services to the associations, and a subsidiary of the Company sells new membership sales leads to the enrollers and video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to endorse the Company's insurance products to their respective members are terminable by the Company and the associations upon not less than one year's advance notice to the other party.

    Recent articles in the press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners
(NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company's insurance companies and the associations that have endorsed the insurance companies' health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called "association group" insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a "guaranteed issue" basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

         The Company's Academic Management Services Corp. business could be adversely affected by changes in the Federal Higher Education Act of 1965, which authorizes and governs most federal student aid and student loan programs, and/or changes in other relevant federal or state laws, rules and regulations. The Higher Education Act is subject to review and reauthorization by the recently convened 108th Congress. Congress last reauthorized the Higher Education Act in 1998. While the Company believes that the Higher Education Act of 1965 will in fact be reauthorized, there can be no assurance of the form that reauthorization will take or the changes that the reauthorization bill will bring to the law and regulations governing student finance.

         In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.